UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017 (November 14, 2017)

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	230 Gill Way Rock Hill, South Carolina	29730
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 14, 2017, GlyEco Inc., (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). As described in the Company’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on October 8, 2017, at the Annual Meeting the stockholders were asked to vote on seven (7) matters: (i) electing seven (7) directors; (ii) ratifying the appointment of KMJ Corbin & Company, LLP as the Company’s independent registered certified public accountant for the fiscal year ended December 31, 2018; (iii) approving an amendment to the Articles of Incorporation to authorize the Board of Directors to conduct both a reverse and forward split of the Company’s common stock at the Board’s discretion; (iv) approving a proposal to establish the GlyEco 2017 Incentive Compensation Plan; (v) approving the establishment of the 2017 Employee Stock Purchase Plan; (vi) approving an amendment to the Company’s Articles of Incorporation to authorize the Company’s Board of Directors to change the name of the Company; and (vii) approval of the re-incorporation of the Company from the State of Nevada to the State of Delaware.

At the Annual Meeting, stockholders, representing 133,288,842 shares, or 81.06% of the 164,415,915 shares of common stock outstanding as of October 6, 2017 (the “Record Date”), were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office of each director will be until the 2018 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The voting results for the matters submitted to a vote of our stockholders at the Annual Meeting are as follows:

Proposal No. 1 The election of seven (7) Directors to serve one (1) year terms:

Name of Director	Shares in Favor	% Voted FOR	Shares Withheld	% Voted Against
Dwight Mamanteo	97,845,341	99.79%	205,427	0.21%
Charles F. Trapp	97,814,162	99.76%	236,606	0.24%
David Ide	97,794,162	99.74%	256,606	0.26%
Frank Kneller	97,889,341	99.84%	161,427	0.16%
Scott Nussbaum	97,858,162	99.80%	192,606	0.20%
Scott Krinsky	97,859,341	99.80%	191,427	0.20%
Ian Rhodes	97,808,162	99.75%	242,606	0.25%

Proposal No. 2 Ratification of the appointment of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	132,624,461	80,297	584,084	0

Proposal No. 3 Approving an amendment to the Articles of Incorporation to authorize the Board of Directors to conduct both a reverse and forward split of the Company’s common stock:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	132,217,253	1,071,588	1	0

Proposal No. 4 Approving a proposal to establish the GlyEco 2017 Incentive Compensation Plan:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	96,320,161	330,534	1,400,073	35,238,074

Proposal No. 5 Approving the establishment of the 2017 Employee Stock Purchase Plan:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	96,193,599	462,633	1,394,536	35,238,074

Proposal No. 6 Approval of an amendment to the Company’s Articles of Incorporation to authorize the Company’s Board of Directors to change the name of the Company

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	132,394,715	850,378	43,749	0

Proposal No. 7 Approval of the re-incorporation of the Company from the State of Nevada to the State of Delaware:

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	97,918,082	130,584	2,102	35,238,074

Item 2.02	Results of Operations and Financial Condition

On November 14, 2017, GlyEco, Inc. (the “Company”) issued a press release announcing financial results for the fiscal quarter ended September 30, 2017.  A copy of the press release is furnished herewith as Exhibit 99.1. The information set forth in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.

Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release dated November 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: November 17, 2017	By:	/s/ Ian Rhodes
Ian Rhodes Chief Executive Officer (Principal Executive Officer)